UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: April 13, 2007 (Date of earliest event reported)
International Gold Resources, Inc. (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	000-50103 (Commission File Number)	71-911780705 (IRS Employer Identification Number)

15321 Main St. NE. 152, Duvall, WA. (Address of principal executive offices)		98019 (Zip Code)
425-844-2535 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 13, 2007, the Board of Directors appointed Mr. Tim B. Acton as the Chief Executive Officer and as a member of the Board of directors. Mr. Acton brings 35 years mining experience in the United States, Canada, Mexico, Central Asia, Australia and Mexico. He has been heavily involved in operations management and business development for several mining companies. For the past 10 years, he has been with Newmont Mining Corporation. Responsibilities included operations startup of a 40,000 tpd crushing and heap leach gold operation in Uzbekistan; director of operations during the engineering, construction and operations startup of the 120,000 tpd Batu Hijau open pit mining and concentrating copper/gold project in Indonesia; Director of business development for Central Asia and Russia; Operations manager of mining in Australia; Director of operations and business development for Canada and Mexico; and Senior Manager underground operations in Nevada.

Mr. Action entered into an Employment Agreement, effective April 15, 2007, to serve as Chief Executive Officer for a period of 3 years, renewable annual thereafter. Mr. Acton shall receive an annual salary of $150,00, plus warrants to purchase shares of the Company's common stock. The Employment Agreement is attached hereto as Exhibit 10.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

a) Financial Statements

None

b) Exhibits

10.1 Employment Agreement

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: 17 April, 2007	INTERNATIONAL GOLD RESOURCES, INC. By: Roland Vetter, PRESIDENT & CFO